Exhibit 99.1

EMERGE ENERGY SERVICES LP

SUMMARY OF UNAUDITED
PRO FORMA FINANCIAL STATEMENTS

This unaudited pro forma information should be read in conjunction with the financial statements and notes of Emerge Energy Services LP included in its Annual Report on Form 10-K for the year ended December 31, 2015 and its Quarterly Report on Form 10-Q for the six months ended June 30, 2016.
The following unaudited pro forma balance sheet as of June 30, 2016 has been prepared to give effect to the August 31, 2016 Fuel Transaction as if the disposition had occurred on June 30, 2016. The Registrant owned 100% of the Fuel business.
The following unaudited pro forma statement of operations for the year ended December 31, 2015 has been prepared to give effect to the Fuel Transaction as if the disposition had occurred on January 1, 2015. The operating results of the Fuel business were reflected as discontinued operations for the six months ended June 30, 2016, as reported in the Unaudited Condensed Consolidated Statements of Operations in the Company's Quarterly Report on Form 10-Q for the period ended June 30, 2016. Therefore, the Unaudited Pro Forma Condensed Consolidated Statements of Operations for the six months ended June 30, 2016 has not been included in this report.
These unaudited pro forma financial statements are prepared for informational purposes only. These unaudited pro forma statements of operations are not necessarily indicative of future results or of actual results that would have been achieved if the dispositions of the Fuel business had been consummated as of January 1 of each year. Specifically, the accompanying pro forma statements of operations do not include the Registrant's nonrecurring gain that would have been recognized if the aforementioned Fuel Transaction had occurred on January 1 of each year. Additionally, all proforma amounts are estimates which may be adjusted should additional information become available in subsequent periods.

F-1

Exhibit 99.1

EMERGE ENERGY SERVICES LP
UNAUDITED PRO FORMA BALANCE SHEET
JUNE 30, 2016
($ in thousands, except per unit data)

	Historical (a)	Pro forma Adjustments		Pro forma Total
ASSETS
Current assets:
Cash and cash equivalents	$3,158	$—		$3,158
Trade and other receivables, net	15,294	—		15,294
Inventories	20,305	—		20,305
Prepaid expenses and other current assets	5,450	—		5,450
Current escrow receivable	—	5,250	c	5,250
Current assets held for sale	28,038	(28,038)	b	—
Total current assets	72,245	(22,788)		49,457

Property, plant and equipment, net	172,195	—		172,195
Intangible assets, net	6,340	—		6,340
Other assets, net	21,058	—		21,058
Non-current escrow receivable	—	5,347	d	5,347
Non-current assets held for sale	111,411	(111,411)	b	—
Total assets	$383,249	$(128,852)		$254,397

LIABILITIES AND PARTNERS’ EQUITY
Current liabilities:
Accounts payable	$8,605	$—		$8,605
Accrued liabilities	11,161	9,238	g	20,399
Current liabilities held for sale	13,610	(13,610)	b	—
Total current liabilities	33,376	(4,372)		29,004

Long-term debt, net of current portion	304,163	(153,973)	e	150,190
Obligation for business acquisition, net of current portion	8,254	—		8,254
Other long-term liabilities	18,410	—		18,410
Total liabilities	364,203	(158,345)		205,858

Total partners’ equity	19,046	29,493	f	48,539
Total liabilities and partners’ equity	$383,249	$(128,852)		$254,397

a.	Historical financial information is presented in accordance with U.S. generally accepted accounting principles (“GAAP”).

b.	Represents the removal of assets and liabilities associated with the Fuel business.

c.	Represents $5.25 million withheld from the sales proceed as hydrotreater and Renewable Fuel Standard escrows.

d.	Represents estimated fair value of the general and pipeline escrows withheld from the sale proceeds.

e.	Represents the amount paid on the revolver upon closing of the sale.

f.	Reflects the estimated pro forma non-recurring gain resulting from the Fuel Transaction.

g.	Reflects transaction costs and other liabilities to be paid post closing of the sale.

F-2

Exhibit 99.1

EMERGE ENERGY SERVICES LP
UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2015
($ in thousands, except unit and per unit data)

	Historical (a)	Pro forma Adjustments		Pro forma Total
Revenues	$711,639	$(442,121)	b	$269,518
Operating expenses:
Cost of goods sold (excluding depreciation, depletion and amortization)	635,825	(426,664)	c	209,161
Depreciation, depletion and amortization	28,441	(10,544)	c	17,897
Selling, general and administrative expenses	33,119	(5,568)	c	27,551
Contract and project terminations	10,652	—	c	10,652
Total operating expenses	708,037	(442,776)		265,261
Operating income (loss)	3,602	655		4,257

Other expense (income):
Interest expense, net	12,554	(4,881)	d	7,673
Other	(45)	11	c	(34)
Total other expense	12,509	(4,870)		7,639
Income before provision for income taxes	(8,907)	5,525		(3,382)
Provision for income taxes	504	(246)	c	258
Net income	(9,411)	5,771		(3,640)

Earnings per common unit (basic and diluted)	$(0.39)	$(0.09)	e	$(0.30)

Weighted average number of common units outstanding including participating securities (basic and diluted)	23,973,850	23,973,850		23,973,850

(1) Fuel revenues and cost of goods sold include excise taxes and similar taxes:	$50,939	$(50,939)	b	$—

a.	Historical financial information is presented in accordance with GAAP.

b.	Removal of revenues generated from the Fuel business.

c.	Removal of the operating expenses, other income, and income tax expense related to the Fuel business.

d.	Removal of interest expenses related to the Fuel business and paydown of the revolver resulting from the Fuel Transaction.

e.	Earnings per unit, basic and diluted, related to the Fuel business

F-3